SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       __________________________________

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

                Date of Report (Date of earliest event reported):
                                  May 16, 2003

                                  VENTAS, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)



         Delaware               1-10989               61-1055020
     (State or other          (Commission           (IRS Employer
     jurisdiction of          File Number)        Identification No.)
     incorporation)


           4360 Brownsboro Road, Suite 115, Louisville, Kentucky 40207-1642
           ----------------------------------------------------------------
                 (Address of principal executive offices)        (Zip Code)

                                 (502) 357-9000
                                 --------------
              (Registrant's telephone number, including area code)

Item 5. Other Events
        ------------

     On May 16, 2003, Ventas, Inc. (the "Company") announced that its Board of Directors declared a regular quarterly dividend of $0.2675 per share, payable in cash on June 24, 2003 to stockholders of record on June 2, 2003.

     The Company also announced that at its annual meeting on May 15, 2003, stockholders voted to elect the following board members to new, one-year terms:
Debra A. Cafaro, Douglas Crocker II, Ronald G. Geary, Jay M. Gellert and Sheli
Z. Rosenberg.

     A copy of the press release issued by the Company on May 16, 2003 is included as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

                           FORWARD-LOOKING STATEMENTS

     This Current Report on Form 8-K includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and
Section 21E of the Exchange Act. All statements regarding the Company's and its subsidiaries' expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust ("REIT"), plans and objectives of management for future operations and statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will" and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company's expectations. The Company does not undertake a duty to update such forward-looking statements.

     Actual future results and trends for the Company may differ materially depending on a variety of factors discussed in the Company's filings with the Securities and Exchange Commission. Factors that may affect the plans or results of the Company include, without limitation, (a) the ability and willingness of Kindred and certain of its affiliates to continue to meet and/or perform their obligations under their contractual arrangements with the Company and the Company's subsidiaries, including without limitation the lease agreements and various agreements entered into by the Company and Kindred at the time of the Company's spin-off of Kindred on May 1, 1998 (the "1998 Spin Off"), as such agreements may have been amended and restated in connection with Kindred's emergence from bankruptcy on April 20, 2001, (b) the ability and willingness of Kindred to continue to meet and/or perform its obligation to indemnify and defend the Company for all litigation and other claims relating to the healthcare operations and other assets and liabilities transferred to Kindred in the 1998 Spin Off, (c) the ability of Kindred and the Company's other operators to maintain the financial strength and liquidity necessary to satisfy their respective obligations and duties under the leases and other agreements with the Company, and their existing credit agreements, (d) the Company's success in implementing its business strategy, (e) the nature and extent of future competition, (f) the extent of future healthcare reform and regulation, including cost containment measures and changes in reimbursement policies and procedures, (g) increases in the cost of borrowing for the Company, (h) the ability of the Company's operators to deliver high quality care and to attract patients, (i) the results of litigation affecting the Company, (j) changes in general economic conditions and/or economic conditions in the markets in which the Company may, from time to time, compete,
(k) the ability of the Company to pay down, refinance, restructure, and/or extend its indebtedness as it becomes due, (l) the movement of interest rates and the resulting impact on the value of the Company's interest rate swap agreements and the Company's net worth, (m) the ability and willingness of the Company to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations, including without limitation, the risk that the Company may fail to qualify as a REIT due to its ownership of common stock in Kindred, (n) final determination of the Company's taxable net income for the years ending December 31, 2002 and December 31, 2003, (o) the ability and willingness of the Company's tenants to renew their leases with the Company upon expiration of the leases and the Company's ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants, (p) the impact on the liquidity, financial condition and results of operations of Kindred and the Company's other operators resulting from increased operating costs and uninsured liabilities for professional liability claims, particularly in the state of Florida, and the ability of Kindred and the Company's other operators to accurately estimate the magnitude of such liabilities, and (q) the value of the Company's common stock in Kindred and the limitations on the ability of the Company to sell, transfer or otherwise dispose of its common stock in Kindred arising out of the securities laws and the registration rights agreement the Company entered into with Kindred and certain of the holders of common stock in Kindred. Many of such factors are beyond the control of the Company and its management.

Item 7. Financial Statements and Exhibits.
        ---------------------------------

     (a) Financial statements of businesses acquired.

            Not applicable.

     (b) Pro forma financial information.

            Not applicable.

     (c) Exhibits:

            99.1  Press Release dated May 16, 2003

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                  VENTAS, INC.
                                  (Registrant)

Date:  May 16, 2003



                                  By:  /s/ T. Richard Riney
                                       ------------------------------------
                                       Name:   T. Richard Riney
                                       Title:  Executive Vice President and
                                               General Counsel

                                  EXHIBIT INDEX

            Exhibit           Description
            -------           -----------

            99.1              Press Release dated May 16, 2003